Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We consent to the incorporation by reference in Registration Statement No. 33-91684 of WVS Financial Corp. on Form S-8 of our report dated August 22, 2007, relating to our audit of the consolidated financial statements, which appear in the Annual Report on Form 10-K of WVS Financial Corp. for the year ended June 30, 2007.

/s/ S.R. Snodgrass, A.C.

Wexford, PA
September 26, 2007